Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

RBA, INC.

CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS

Balance Sheets	2
Statements of Income	3
Statements of Stockholders’ Equity (Deficit)	4
Statements of Cash Flows	5
Notes to Financial Statements	6-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of RBA, Inc.

We have audited the accompanying balance sheets of RBA, Inc. as of December 31, 2006 and 2005, and the related statements of income, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RBA, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Carver Moquist & O’Connor, LLC

Plymouth, Minnesota

August 29, 2007

RBA, INC.

BALANCE SHEETS

December 31, 2006 and 2005

	2006	2005
ASSETS
Current assets
Cash	$194,453	$43,131
Accounts receivable: Trade	503,132	402,390
Related party	419,408	286,872
Other receivable (Note 2)	100,000	—
Costs and estimated earnings in excess of billings on uncompleted contracts	221,225	127,091

Total current assets	1,438,218	859,484

Property and equipment
Leasehold improvements	140,732	140,732
Equipment	1,496,251	1,496,251
Vehicles	46,055	46,055

	1,683,038	1,683,038
Less accumulated depreciation	1,181,706	1,076,136

Net property and equipment	501,332	606,902

TOTAL ASSETS	$1,939,550	$1,466,386

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Notes payable - line of credit	$853,213	$982,033
Notes payable - related party	372,617	686,725
Trade accounts payable	147,837	157,103
Accrued liabilities:
Wages and related expenses	35,031	27,932
Interest	6,552	5,703
Other	54,776	65,330
Loss on contracts in progress	—	13,097

Total current liabilities	1,470,026	1,937,923

Stockholders’ equity (deficit)
Common stock, authorized 1,000 shares no par value; issued and outstanding 230 shares	1,512,144	1,512,144
Accumulated deficit	(1,042,620)	(1,983,681)

Total stockholders’ equity (deficit)	469,524	(471,537)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,939,550	$1,466,386

The accompanying notes are an integral part of these financial statements.

RBA, INC.

STATEMENTS OF INCOME

Years Ended December 31, 2006 and 2005

	2006	2005

Contract revenues	$3,767,326	$3,880,184

Cost of revenues	2,670,498	2,582,349

Gross profit	1,096,828	1,297,835

Operating expenses
General and administrative expenses	432,925	555,320
Selling expenses	7,704	25,170
Gain on settlement (Note 2)	(400,000)	—

Total operating expenses	40,629	580,490

Income from operations	1,056,199	717,345

Other income (expense)
Interest expense	(115,138)	(116,478)

Net income	$941,061	$600,867

The accompanying notes are an integral part of these financial statements.

RBA, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

Years Ended December 31, 2006 and 2005

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total

Balance, December 31, 2004	230	$1,512,144	$(2,584,548)	$(1,072,404)

Net income	—	—	600,867	600,867

Balance, December 31, 2005	230	1,512,144	(1,983,681)	(471,537)

Net income	—	—	941,061	941,061

Balance, December 31, 2006	230	$1,512,144	$(1,042,620)	$469,524

The accompanying notes are an integral part of these financial statements.

RBA, INC.

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2006 and 2005

	2006	2005

Operating activities
Net income	$941,061	$600,867
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	105,570	108,134
Loss on disposal of property and equipment	—	24,137
Changes in operating assets and liabilities:
Accounts receivable - trade	(100,742)	(195,911)
Accounts receivable - related party	(132,536)	(222,624)
Other receivables	(100,000)	—
Costs and estimated earnings in excess of billings on uncompleted contracts	(94,134)	141,984
Other current assets	—	1,067
Accounts payable	(9,266)	(92,238)
Accrued liabilities	(15,703)	(45,072)
Billings in excess of costs and estimated earnings on uncompleted contracts	—	(5,755)

Net cash provided by operating activities	594,250	314,589

Financing activities
Payments on notes payable - line of credit	(218,820)	(261,420)
Proceeds from notes payable - line of credit	90,000	100,000
Payments on notes payable - related party	(315,108)	(107,678)
Proceeds from notes payable - related party	1,000	34,000
Payment of short-term note payable	—	(50,000)

Net cash used in financing activities	(442,928)	(285,098)

Cash
Net increase	151,322	29,491
Beginning of year	43,131	13,640

End of year	$194,453	$43,131

Supplemental disclosure of cash flow information
Cash payments for interest	$114,289	$119,316

The accompanying notes are an integral part of these financial statements.

RBA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 1 - Nature of business and significant accounting policies

A.           Nature of business

The Company is a provider of industrial mechanical machinery design, fabrication and repair to various customers located primarily in Wisconsin.  The work is performed under fixed-price contracts and cost-plus-fee contracts which are typically about three months or less in duration.

B.             Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

C.             Revenue and cost recognition

Revenues from fixed-price contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to estimated total costs for each contract.  This method is used because management considers costs to be the best available measure of progress on these contracts.  Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus fees earned measured by costs incurred to date plus a percentage.

Contract costs include all direct material, labor and subcontract costs and those indirect costs related to contract performance such as indirect labor, supplies, tools, repairs and depreciation costs.  Most direct materials are supplied by the customers.  General and administrative costs are charged to expense as incurred.  Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.  Changes in job performance, job conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

D.            Shipping and handling costs

Shipping and handling costs are expensed as incurred and are included in cost of revenues.

E.              Cash and cash equivalents

The Company includes as cash equivalents certificates of deposit and all other cash investments with maturities of three months or less, which are readily convertible into known amounts of cash.  The Company maintains its cash in high-quality financial institutions.  The balances, at time, may exceed federally insured limits.

Note 1 - Nature of business and significant accounting policies, continued

F.              Customer concentrations and receivables

The Company sells to domestic companies and grants uncollateralized credit to its customers.

Sales to three customers in 2006 and two customers in 2005 accounted for 91% and 61% of all revenues for the years ended December 31, 2006 and 2005, respectively.

At December 31, 2006 and 2005, 94% and 86% of all outstanding accounts receivable were attributable to these customers, respectively.  One of which is a related party, see Note 8 for further information.

Management believes that receivables are fully collectible and thus an allowance at December 31, 2006 and 2005 is not necessary. While the ultimate result may differ, management believes that any write off not allowed for will not have a material impact on the Company’s financial position.

G.             Property and equipment and depreciation

Property and equipment are stated at cost. Expenditures for additions and improvements are capitalized while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed currently as incurred. Properties sold or otherwise disposed of are removed from the property accounts, with gains or losses on disposal credited or charged to operations.

Depreciation is provided on a straight-line basis over the estimated useful lives of the respective assets as follows:

Equipment	5 to 15 years
Vehicles	5 years
Leasehold improvements	7 to 15 years

Leasehold improvements are being amortized over the shorter of their useful lives or the lease term.

H.            Long lived assets

We periodically evaluate the carrying value of long-lived assets to be held and used, including but not limited to, capital assets and intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

Note 1 - Nature of business and significant accounting policies, continued

I.                 Income taxes

The Company has elected by unanimous consent of its stockholders to be taxed as an S corporation under the provisions of the Internal Revenue Code and Wisconsin statutes.  Under those provisions, the Company does not pay federal and Wisconsin corporate income taxes on its taxable income.  Instead, the stockholders are liable for the individual federal and Wisconsin income taxes on the Company’s taxable income.  The Company makes periodic distributions to its stockholders to enable them to pay the personal income taxes which are due on the Company’s taxable income.

J.                Fair value of financial instruments

The respective carrying value of certain on-balance sheet financial instruments approximates their fair values. These financial instruments include cash, accounts payable and accrued liabilities, indebtedness to related parties and notes payable. Fair values were assumed to approximate cost or carrying values as most of the debt was incurred recently and the assets were acquired within one year. Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks arising from these financial instruments.

K.            Comprehensive income

Comprehensive income includes net income and items defined as other comprehensive income. Items defined as other comprehensive income include items such as foreign currency translation adjustments and unrealized gains and losses on certain marketable securities. For the years ended December 31, 2006 and 2005, there were no adjustments to net income to arrive at comprehensive income.

L.              Segment

The Company operates and manages the business under one reporting segment.

M.         Advertising costs

Advertising and marketing costs are expensed as incurred.  Advertising and marketing costs amounted to $4,891 and $2,908 for the years ended December 31, 2006 and 2005, respectively.

Note 1 - Nature of business and significant accounting policies, continued

N.            Effect of recently issued accounting standards

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS No. 157”). This standard clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. This standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are currently evaluating the impact of this statement. We believe the adoption of SFAS No. 157 will not have a material impact on our financial position or results of operations.

Note 2 - Other receivable / Gain on settlement

During 2006, the Company agreed upon a $500,000 settlement with a significant customer for breach of a verbal contract that occurred in prior years.  Of the total settlement, $400,000 was immediately recognized as operating income in 2006; $300,000 was received prior to December 31, 2006 and $100,000 was received subsequent to year end.  Since collection was assured and there was no further performance commitment for the $100,000, a receivable was recorded for this amount at December 31, 2006.  Payment of the remaining $100,000 was contingent upon a minimum number of production hours being provided on future jobs for the customer.  That production level was obtained in June, 2007, and the remaining $100,000 was subsequently received and recorded as operating income in 2007.

Note 3 - Contracts in process

Information relative to the Company’s contracts in process are as follows at December 31:

	2006	2005

Costs incurred on uncompleted contracts	$105,749	$72,973
Estimated earnings	115,476	54,118

	221,225	127,091
Less billings to date	—	—

	$221,225	$127,091

Note 3 - Contracts in process, continued

And are included in the accompanying balance sheets under the following captions at December 31:

	2006	2005

Costs and estimated earnings in excess of billings on uncompleted contracts	$221,225	$127,091

Billings in excess of costs and estimated earnings on uncompleted contracts	$—	$—

Note 4 - Notes payable

Notes payable - line of credit consist of the following at December 31:

	2006	2005

Revolving line of credit in the amount of $1,500,000 bearing interest at 1% over prime (9.25% at December 31, 2006), secured by substantially all the assets of the Company, guaranteed by the majority stockholder and matures October 2008.	$512,453	$632,206

Revolving line of credit, in the amount of $350,000 bearing interest at 2% over prime (10.25% at December 31, 2006) secured by substantially all the assets of the Company, guaranteed by the majority stockholder and matures May 2007. This line was subsequently paid in full during June 2007.	340,760	349,827

Total notes payable - line of credit	$853,213	$982,033

Notes payable - related party consist of the following:

Stockholder note bearing interest at the applicable federal rate (4.71% at December 31, 2006), interest payable annually, note is due on demand and is unsecured	$372,617	$661,725

6% Stockholder note, paid in 2006	—	25,000

Total related party notes payable	$372,617	$686,725

Weighted average interest rate at December 31	8.15%	7.61%

Note 5 - Profit-sharing plan

The Company maintains a profit-sharing plan with section 401(k) features covering employees who meet certain eligibility requirements.  Those covered may elect to make certain limited contributions to the Plan’s trust fund.  The Company may make a matching contribution based on a discretionary percentage.  The Company may also contribute a discretionary amount based upon profits of the Company.  There were no contributions for the years ended December 31, 2006 and 2005.

Note 6 - Operating lease — related party

The Company leases its operating facilities from a limited liability company (LLC), in which some of the Company’s stockholders are members, under the terms of a ten-year operating lease, which expires in 2017.  The LLC is responsible for the payment of real estate taxes.  The Company is responsible for 14% of any increase over the base year real estate taxes and special improvement taxes assessed or levied.  The Company is also responsible for utilities, maintenance and insurance.  Rental expense for the years ended December 31, 2006 and 2005 was $157,401 and $149,391, respectively.

Future minimum lease payments are as follows:

Years ending December 31,
2007	$94,016
2008	100,780
2009	100,780
2010	100,780
2011	100,780
Thereafter	562,688

Note 7 - Related party transactions

The Company has accounts receivable due from a corporation, which shares some of the Company’s stockholders.  Revenues from the corporation accounted for 2% and 19% of revenues for the years ended December 31, 2006 and 2005, respectively.  The amount of the account receivable due from the corporation at December 31, 2006 and 2005 was $419,408 and $286,872, respectively.

Interest expense recorded on the notes payable — related party was $32,426 and $31,998 for the years ended December 31, 2006 and 2005, respectively.